UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 28, 2006

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  7.01  REGULATION  FD  DISCLOSURE.

On February 28, 2006, we paid a total of $377,554 as a semi-annual cash dividend to the holders of our Convertible Preferred Series D as required under the Certificate of Designation for the Series D shares. There are currently 9,285 shares of the Convertible Preferred Series D issued and outstanding.  The next semi-annual dividend is due on September 1, 2006.

This report is  being furnished and shall not be deemed  to  be “filed” for  the  purposes  of  Section 18 of the Securities Exchange Act  of  1934,  as amended,  or  otherwise  subject  to  the  liabilities  of  that  Section.

This report contains forward-looking statements.  Our actual results could differ materially from those anticipated in the  forward-looking  statements  for  many  reasons  including:  our ability to continue  as  a  going  concern,  adverse  economic changes affecting markets we serve;  competition  in  our  markets  and industry segments; our timing and the profitability of entering  new  markets; greater  than  expected costs, customer acceptance  of  our  products  and  services  or  difficulties  related  to  our integration  of  the  businesses  we  may  acquire;  and  other  risks  and uncertainties as may be detailed from time to time in our  public  announcements and  SEC  filings.  Although  we  believe  the  expectations  reflected  in  the forward-looking  statements are reasonable, they relate only to events as of the date  on  which  the  statements  are  made,  and  our future results, levels of activity,  performance  or achievements may not meet these expectations.  We do not intend  to  update  any of the forward-looking statements after the date of this document to conform these statements to actual results  or  to  changes  in our  expectations,  except  as  required  by  law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)
Date	March 1, 2006

/s/ Gordon McGilton
(Signature)

Print Name: Gordon McGilton
Title: Chief Executive Officer